CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Wynn's International, Inc. pertaining to the 1999 Stock Awards Plan, of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule of Wynn's International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

Los Angeles, California
December 21, 1999